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                                                                  Exhibit 10.5.2


                                LEASE AGREEMENT

      THIS LEASE AGREEMENT ("LEASE AGREEMENT"), made and entered into this 16th day of May, 1997, by and between CARRIAGE HOUSE ASSOCIATES LIMITED PARTNERSHIP, a Georgia limited partnership (hereinafter referred to as "Lessor"), and RELEVANTKNOWLEDGE, INC. a Delaware Corporation (hereinafter referred to as "Lessee").

                              W I T N E S S E T H:

      1. Description of Premises

      Lessor, in consideration of the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, that certain space (the "Demised Premises") known as Suite Number G-1 on the Ground Floor and Suite Number 107 on the First Floor of the Carriage Works Building (hereinafter referred to as "Building") containing approximately 7586 and 2889 rentable square feet respectively, said Building being located at 530 Means Street, in Atlanta, Fulton County, Georgia on that tract of land more particularly described in "Exhibit A" attached hereto and by this reference made a part hereof, with no easement for light or air included in the Demised Premises, or being granted hereunder. Lessor hereby grants to Lessee the non-exclusive right to use all common areas in and around the Building, subject to payment of any applicable user fees, if any, and any rules and regulations imposed by Lessor.

      2. Term

      Lessee takes and accepts from Lessor the Demised Premises upon the terms and conditions herein contained and in their present condition and as suited for the use intended by Lessee, to have and to hold the same for a term (the "Lease Term") beginning on the date (the "Commencement Date") as verified by full execution of a Lease Commencement Date Agreement attached hereto as Exhibit "C", which shall be thirty (30) days from the date on which the Lessor delivers keys to the Demised Premises to Lessee, and ending at midnight upon the last day of the 36th consecutive calendar month thereafter (the "Termination Date") unless sooner terminated as herein provided. In the event the Termination Date shall occur on a Saturday, Sunday or national holiday the Lease Term shall be extended to midnight of the next business day.

      3. Possession

      Acceptance of the keys to the Demised Premises by Lessee shall be deemed conclusively to establish that the Demised Premises are in good and satisfactory condition and are suitable for Lessee's intended use. Lessee may not take possession of the Demised Premises for the purpose of conducting its business operations prior to having demonstrated to Lessor's reasonable satisfaction, including necessary, independent supporting data, that Lessee's capital in Common Stock or other series of stock as Lessor may not reasonably object to is not less than Two Million, Four Hundred, Twenty Eight Thousand and Five Hundred Dollars ($2,428,500). Lessee shall be allowed to enter the Demised Premises for the purpose of making or altering leasehold improvements prior to having demonstrated its required capitalization.

      4. Base Rent

      Subject to Paragraph 5 below, Lessee shall pay to Lessor as rent, in legal tender of the United States, in the manner hereinafter provided, annual rental of One hundred and two thousand, four hundred and eleven and 00/100 Dollars ($102,411.00) for Suite G-1 and Forty-four thousand, seven hundred seventy nine and 50/100 Dollars ($44,779.5O) for Suite 107 (the Base Rent together with any additional rent payable under the Lease, hereinafter is referred to as "Rent"), payable in equal monthly installments of Eight thousand, five hundred, thirty-four and 25/100 Dollars ($8,534.25) and Three thousand, seven hundred, thirty one and 63/100 Dollars, ($3,731.63) respectively, in advance on the first day of every calendar month during the Lease Term, without offset or deduction of any kind. A prorated monthly installment, based on the number of days within the month, shall be paid in advance for any fraction of a month if the Lease Term shall begin on any day except the first day or shall be terminated on any day except the last day of the month.

      5. Rent Escalation

      As used in this Section 5, the term "Lease Year" shall mean the twelve month period commencing on the Commencement Date which shall be the "first Lease Year" for the purposes of determining Rent escalations, and each successive twelve month period thereafter during the Lease Term. The term "Subsequent Year" shall mean any Lease Year of the Lease Term following the first Lease Year. Base Rent for each Subsequent Year shall be increased at the rate of four percent (4%) per annum on the first day of each Subsequent Year throughout the Lease Term (including any option periods).


                               Page 1 of 10 Pages
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      6. Payments

      All payments of rent, additional rent and other payments to be made to Lessor shall be made as and when due in accordance with the terms of the Lease and shall be payable to Lessor or as Lessor may otherwise designate by written notice. All such payments shall be mailed or delivered to Lessor's principal office at Suite 300, 1900 Emery Street, NW, Atlanta, Georgia 30318 Attention:
Property Management or at such other place as Lessor may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Lessor's account by no later than the due date for such payment. Lessee agrees to pay to Lessor Twenty Dollars ($20.00) for each check presented to Lessor in payment of any obligation of Lessee which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of 18% per annum on the amount due.

      7. Late Charges

      Any rental or other amounts payable to Lessor under this Lease Agreement shall incur a monthly service charge at the rate of 18% per annum from and after the due date for such payment, if not paid by the fifth day of the month for which such rent is due, or by the due date specified on any invoices from Lessor for any other amounts payable hereunder. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

      8. Use Rules

      The Demised Premises shall be used for executive, general administrative and office space purposes and no other purposes and in accordance with the Rules and Regulations attached hereto and made a part hereof and all laws and ordinances (federal, state, county or municipal, including, without limitation, environmental) as well as applicable orders and requirements. Lessee covenants and agrees to abide by said Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Lessor. Lessor shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation and welfare of the Demised Premises and of the Building or buildings of which the Demised Premises are a part. Lessee's use, as described by Lessee to Lessor, does not violate any use restrictions contemplated hereunder.

      9. Repairs & Improvements by Lessor

      (a) Lessor shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability. Lessee shall make no alterations in, or additions to, the Demised Premises without first obtaining, in writing, Lessor's consent for such alterations or additions. All such alterations or additions shall be at the sole cost and expense of Lessee and shall become a part of the Demised Premises and shall be the property of Lessor.

      (b) Lessor shall keep the Building and all common areas pertaining thereto in proper repair according to the standards of comparable office buildings in the Atlanta area. Lessor agrees to indemnify and hold harmless Lessee from willful misconduct or gross negligence of Lessor, its agents or authorized employees.

      (c) Lessor agrees to take possession of the Demised Premises in its current condition on an "as-is" basis with no contribution to Lessee's improvements by Lessor. Any improvements to the Demised Premises made by Lessee shall be undertaken only after written approval of such improvements by Lessor, such approval not to be unreasonably withheld.

      10. Repairs by Lessee

      (a) Lessee covenants and agrees that it will take good care of the Demised Premises, its fixtures and appurtenances, and suffer no waste or injury thereto and keep and maintain same in good and clean condition, reasonable wear and tear excepted.

      (b) Lessee shall be liable for and shall hold Lessor harmless in respect of: damage or injury to Lessor, Demised Premises, and property or persons of Lessor's or other lessees, or anyone else, if due to wrongful act or neglect of Lessee, or Lessee's agents, employees, licensees or invitees. Lessee shall use its best efforts to at once report, in writing or by verbal notice to Lessor any defective or dangerous condition known to Lessee and not otherwise known to Lessor. Failure to so report any defective or dangerous condition known to Lessee which should have been reported to Lessor and could not have been known to Lessor except by report from Lessee shall make Lessee responsible and liable for damages resulting from such defective condition.

      11. Lessor's Right of Entry

      Lessor shall retain duplicate keys to all doors of the Demised Premises and Lessor and its agents, employees and independent contractors shall have the right to enter the Demised Premises, upon twenty-four (24) hours prior written notice, if possible, which notice shall not be required in the case of an emergency, at reasonable hours to inspect and examine same, to make repairs, additions, alterations, and improvements, to exhibit the Demised Premises to prospective purchasers or lessees (provided that Lessor shall not exhibit the Demised Premises to prospective lessees except during the last 180 days of the Lease Term) and to inspect the Demised Premises to ascertain that Lessee is complying with all of its covenants and obligations hereunder, all without being liable to Lessee in any manner whatsoever for any damages arising therefrom unless caused by Lessor's or Lessor's agents gross negligence. During such time as such work as being carried on in or about the Demised Premises, the rent provided herein shall not abate, and Lessee waives any claim or cause of action against Lessor for damages by reason of interruption of Lessee's business or loss of profits therefrom because of the execution of any such work or any part thereof. Notwithstanding anything to the contrary contained in Article 11 of this lease, if Lessee's


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use and occupancy of the Demised Premises are substantially disrupted by any repairs, additions, alterations, or improvements made by Lessor so that Lessee is unable to operate its business therein for a period exceeding five (5) consecutive business days, then Lessee shall thereafter be entitled to an abatement of Base Rent until such work by Lessor is completed. Lessor shall perform such work in a manner which shall minimize interference with Lessee's operations within the Demised Premises provided such manner of performance shall not increase the cost of such work.

      12. Default

      (a) The following events shall be deemed to be events of default by Lessee under this Lease Agreement: (i) Lessee shall fail to pay any installment of Base Rent additional rent, or any other charge or assessment against Lessee pursuant to the terms hereof when due; (ii) Lessee shall fail to comply in every material respect with any term, provision, covenant or warranty made under this Lease Agreement by Lessee, other then the payment of the Base Rent or additional rent or any other charge or assessment payable by Lessee, and shall not cure such failure within fifteen (15) days after notice thereof to Lessee or if such failure is not capable of being cured within 15 days, commence efforts to cure within 15 days and pursue such efforts diligently to completion within 60 days;
(iii) Lessee or any guarantor of the Lease Agreement shall become insolvent, or shall make a transfer in fraud of creditors or shall make an assignment other than a collateral assignment in a financing transaction for the benefit of creditors; (iv) Lessee or any guarantor of this Lease Agreement shall file a petition under any Section or Chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, or there shall be filed against the Lessee or any guarantor of this Lease Agreement a petition in bankruptcy or insolvency or a similar proceeding which is not dismissed within 90 days after Lessee receives notice thereof, or Lessee or any guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Lessee or any such guarantor; (v) a receiver or trustee shall be appointed for the Demised Promises or for all or substantially all of the assets of Lessee or of any guarantor of this Lease Agreement; (vi) Lessee shall abandon or vacate all or any portion of the Demised Premises or fail to take possession thereof as provided in this Lease Agreement; or (vii) Lessee shall do, or permit to be done anything which creates a lien upon the Demised Premises which lien is not removed by payment or bond within 15 days after Lessee receives notice thereof.

      (b) Upon the occurrence of any of the aforesaid events of default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease Agreement, in which event Lessee shall immediately surrender the Demised Premises to Lessor and if Lessee fails to do so, Lessor may without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Demised Premises and expel or remove Lessee and any other person who may be occupying said Demised Premises or any part thereof, by force, if necessary, as permitted by Georgia law without being liable for prosecution or any claim of damages therefor; Lessee hereby agreeing to pay to Lessor on demand the amount of all Base Rent and other charges accrued through the date of termination; (ii) enter upon and take possession of the Demised Premises and expel or remove Lessee and any other person who may be occupying said Demised Premises or any part thereof, by force, if necessary, as permitted by Georgia law, without being liable for prosecution or any claim of damages thereof and, if Lessor so elects, relet the Demised Premises on such terms as Lessor may reasonably deem advisable, without advertisement, and by private negotiations provided that in such event Lessor shall use reasonable efforts to relet the Demised Premises at then-prevailing rental rates for comparable space in the Building, and receive the rent therefor, Lessee hereby agreeing to pay to Lessor the deficiency, if any, between all rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Lessor re-letting, and Lessee shall be liable for Lessor's expenses in restoring the Demised Premises and all costs incident to such re-letting; (iii) enter upon the Demised Premises by force if necessary as permitted by Georgia law, without being liable for prosecution or any claim of damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease Agreement; and Lessee agrees to reimburse Lessor on demand for any expenses including, without limitation, reasonable attorneys fees which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease Agreement and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, whether caused by negligence of Lessor or otherwise.

      (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Base Rent, additional rent or other charges and assessments payable by Lessee and due to Lessor hereunder or of any damages accruing to Lessor by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No action taken by or on behalf of Lessor shall be construed to be an acceptance of a surrender of this Lease Agreement. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Lessor may suffer by reason of termination of this Lease Agreement or the deficiency arising by reason of any reletting of the Demised Premises by Lessor as above provided, allowance shall be made for expense of repossession.


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      13. Waiver of Breach

      No waiver of any breach of the covenants, warranties, agreements, provisions or conditions contained in this Lease Agreement shall be construed as a waiver of said covenant warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease Agreement shall continue in full force and effect as if no breach had occurred.

      14. Assignment and Subletting

      Lessee shall not, without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed (Lessor's consent will take into account the identity, business reputation, and net worth of the proposed assignee), assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Lessee. Lessee shall have the right to make a collateral assignment of its interest hereunder to a reputable financial institution, provided such institution shall agree in a form satisfactory to Lessor to assume all duties and obligations of Lessee in the event that such institution shall exercise its right under said collateral assignment. Consent to one or more such transfers or subleases shall not destroy or waive this provision and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Lessor, sublessees or transferees shall become directly liable to Lessor for all obligations of Lessee hereunder, without relieving Lessee (or any guarantor of Lessee's obligations hereunder) of any liability therefor, and Lessee shall remain obligated for all liability to Lessor arising under this Lease Agreement during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. Notwithstanding anything to the contrary contained in Article 14 of this Lease, Lessee shall be permitted, without the necessity of obtaining Lessor's prior written consent, to assign Lessee's interest hereunder to a parent, subsidiary or affiliated corporation of Lessee, provided Lessee shall remain liable hereunder, or to assign Lessee's interest hereunder to the parent, subsidiary, affiliate or surviving corporation of any merger provided said surviving corporation shall assume all of Lessee's obligations hereunder and shall have a net worth not less than the net worth of Lessee immediately prior to the merger.

      15. Destruction

      (a) If the Demised Premises are partially or totally destroyed by fire or other casualty insurable under standard fire insurance policies with extended coverage endorsement so as to become partially or totally untenantable, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Lessor, unless Lessor elects not to repair or rebuild as provided in Subparagraph (b) and (c) of this Article 15.

      (b) If the Demised Premises are (i) rendered totally untenable by reason of an occurrence described in Subparagraph (a) or (ii) damaged or destroyed as a result of a risk which is not insured under standard fire insurance policies with extended coverage endorsement, or (iii) damaged to such an extent that the Demised Premises cannot be repaired or rebuilt within 90 days from the date of such occurrence, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Lessor's judgment, be operated economically as an integral unit, then and in any such events either party may at its option terminate this Lease Agreement by notice in writing to the other party within sixty (60) days after the date of such occurrence. Unless either party gives such notice, this Lease Agreement will remain in full force and effect and Lessor shall repair such damage at its expense as expeditiously as possible under the circumstances.

      (c) If Lessor should elect or be obligated pursuant to Subparagraph (a) above to repair or rebuild because of any damage or destruction, Lessor's obligation shall be limited to the original Building and any other work or improvements which may have been originally performed or installed at Lessor's expense. If the cost of performing Lessor's obligation exceeds the actual proceeds of insurance paid or payable to Lessor on account of such casualty, either party may terminate this Lease Agreement unless Lessee, within fifteen
(15) days after demand therefor, deposits with Lessor a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available for such purpose. Lessee shall replace all work and improvements not originally installed or performed by Lessor at its expense.

      (d) In no event shall either party be liable for any loss or damage sustained by the other party by reason of casualties mentioned hereinabove or any other accidental casualty.

      16. Removal of Fixtures, Equipment & Effects

      Lessee may upon the expiration or termination of the Lease Term or any renewal thereof, remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, provided Lessee restores the Demised Premises to the condition immediately preceding the time of installation thereof reasonable wear and tear excepted. If Lessee does not remove all such personalty and equipment, then Lessor within ten (10) days after the expiration of the Lease Term, shall have the right to notify Lessee to remove any or all such personalty and equipment and thereupon restore the Demised Premises to the condition immediately preceding the time of installation thereof reasonable wear and tear excepted. If Lessee shall fail or refuse to remove all effects, personalty and equipment from the Demised Premises upon the expiration or termination of this Lease Agreement for any cause whatsoever, Lessor may, at its option, remove the same in any manner that Lessor shall choose and store said effects, equipment and personally without liability for any loss or damage thereto. Lessee shall pay Lessor on demand any and all expenses incurred by Lessor in such removal and storage, including, without limitation, court costs, attorneys fees, and storage charges. Lessor, at its option, may without notice, sell said effects, equipment and personalty or any part thereof at public or private sale and without legal process for such price as Lessor may obtain and apply the proceeds of such sale to any amounts due under this Lease Agreement from Lessee to Lessor after first paying the expense incident to the removal, storage and sale of said effects, equipment and personalty. Any proceeds remaining after payment of all amounts due under this Lease Agreement and all expenses, including reasonable attorneys


                               Page 4 of 10 Pages
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fees, incident to the removal, storage and sale of such items shall be paid
Lessee. The covenants and conditions of this Article 18 shall survive any expiration or termination of this Lease Agreement.

      17. Lessor's Lien

      Lessor shall at all times have a valid lien upon all of the personal property of Lessee situated in the Demised Premises to secure payment of Base Rent additional rent and other sums and charges due hereunder from Lessee to Lessor and to secure the performance by Lessee of each and all of the covenants, warranties, agreements and conditions hereof. Said personal property shall not be removed from the Demised Premises without the consent of Lessor which shall not be unreasonably withheld or delayed until all arrearage in Base Rent, additional rent and other charges as well as any and all other sums of money due hereunder shall first have been paid and discharged and until this Lease Agreement and all of the covenants, conditions, agreements and provisions hereof have been fully performed by Lessee, provided, further, that the lien herein granted may be foreclosed in the manner and form provided by law for the foreclosure of security instruments or chattel mortgages, or in any other manner provided by law. Provided that Lessee is not in default of the Lease and provided that Lessee's payment record with regard to Base Rent and any other amounts owed pursuant to the Lease indicates timely payment of said Base Rent and other amounts owed. Lessor agrees, upon the written request of Lessee and no sooner than 6 months after the Commencement Date, to subordinate its interest in Lessee's personal property situated in the Demised Premises to any mortgagee of Lessee involved in the financing of said personal property. Lessor agrees to execute documents relating to said financing, the form of which must be approved by Lessor, such approval not to be unreasonably withheld.

      18. Services By Lessor

      Lessor hereby covenants that, at the proper season, during reasonable hours (8:00 A.M. to 6:00 P.M. Monday through Friday, 8:00 A.M. to 1:00 P.M. Saturdays, except holidays observed by national banks in Atlanta, Georgia as legal holidays) Lessor shall furnish air conditioning and heat in its judgment sufficient to reasonably heat or cool the Demised Premises, cessation caused by strike, accident, or reasonable necessity excepted. Lessee shall pay to Lessor an additional charge at the rate of $45 per hour for each additional hour of air conditioning and heat requested by Lessee. Lessor shall provide replacement bulbs for standard building lighting fixtures. All other bulb replacement shall be the responsibility of Lessee. Lessor will furnish ordinary and customary janitorial and cleaning services to the Demised Premises, cessation caused by strike, accident, or reasonable necessity excepted. Lessor will pay the water rates for water reasonably used on the Demised Premises for common lavatory, drinking and cleaning purposes. Lessor will provide parking in the existing parking areas for Lessee, its employees and visitors at no additional charge. Lessor will provide security services as it deems necessary at no additional charge to the Lessee. Lessor will furnish electric current to the Demised Premises, but only for lighting and business machines such as electric typewriters, personal computers and printers, adding and small calculating machines and other standard automated office equipment and systems, provided that Lessee's demand for electric current shall not at any time exceed the Building's standard capacity of four watts per month per rentable square foot of space in the Demised Premises without Lessor's prior written consent. Lessee shall pay to Lessor as additional charges hereunder the costs incurred by Lessor to furnish any additional electrical current, including the cost of submetering the Demised Premises. In no event shall Lessee connect any other electrical distribution system or make any alterations or additions to the electrical system of the Demised Premises. Lessor shall in no event be liable for damages from the temporary stoppage of elevator service for service or repair or for the elevators or any of the fixtures or equipment in the Building or buildings of which the Demised Premises are a part being temporarily out of repair, or for injury to person or property caused by any defects in the heating, electric, elevator, air conditioning equipment or water apparatus, or for any damages arising out of failure to furnish said heating or air conditioning, water, elevator, janitorial, or security service, or any other service provided herein provided that Lessor shall have attempted in good faith to provide such services. Lessor also reserves the right to interrupt, curtail or suspend the services required to be furnished by this Article 18 when necessary or advisable by reason of accident, emergency, mechanical breakdown, the inability to obtain or prohibitive costs of obtaining sufficient quantities of energy, the requirement of any authority or for any cause beyond the reasonable control of Lessor. In the event of disruption of any service required to be furnished by Lessor hereunder, Lessor shall use its best efforts to restore full service as soon as reasonably practicable.

      19. Attorneys' Fees

      In the event of litigation commenced by either Lessor or Lessee to enforce any obligation of the other party hereunder, all reasonable attorneys' fees and expenses of the prevailing party in such litigation shall be paid by the party against whom an adverse final, nonappealable judgment is entered.

      20. Time

      Time is of the essence of this Lease Agreement and whenever a certain day is stated for payment or performance of any obligation of Lessee, or Lessor, the same enters into and becomes a part of the consideration hereof.

      21. Subordination & Attornment

      (a) Lessee agrees that this Lease Agreement shall be subordinate to any mortgage now or hereafter encumbering the Demised Premises or the Building or buildings of which the Demised Premises may be a part or any component thereof, and to all advances made or hereafter to be made upon the security thereof. The terms of this provision shall be self-operative and no further instrument of subordination shall be required by any mortgagee. Lessee, however, upon request of any party in interest shall execute promptly such instrument or certificates as may be reasonably required to carry out the


                               Page 5 of 10 Pages
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intent hereof, whether said instrument is that of Lessor or any other party in interest, including, without limitation, mortgages.

      (b) If any mortgagee elects to have this Lease Agreement superior to its mortgage and signifies its election in the instrument creating its lien or by separate recorded instrument, then this Lease Agreement shall be superior to such mortgage. The term "mortgage" as used herein, includes any deed to secure debt, deed or trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee" refers to the holder of the indebtedness secured by a mortgage.

      (c) Within ten (10) days after request therefor by Lessor, Lessee agrees to execute and deliver to Lessor in recordable form an estoppel certificate addressed to any mortgagee or assignee of Lessor's interest in or purchase of the Demised Premises or the Building or buildings of which the Demised Premises may be a part or any part thereof, certifying (if such be the case) that this Lease Agreement is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Lessee; and stating the date to which Base Rent, additional rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Lessor.

      (d) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Lessor covering the Demised Premises or the Building or buildings of which the Demised Premises are a part, or in the event of termination of any lease under which Lessor may hold title, Lessee shall attorn to the purchaser at foreclosure or under power of sale, or to the assignee or transferee of Lessor's interest or to the lessor of the Lessor upon such lease termination, as the case may be, and shall recognize such person as the Lessor under this Lease Agreement provided such purchaser, assignee, transferee or other party in interest shall agree in a form reasonably acceptable to Lessee not to disturb Lessee's tenancy hereunder. Lessee agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Lessor's interest in the Demised Premises or the Building or buildings of which the Demised Premises may be a part pursuant to the powers granted to a mortgagee under its mortgage, shall not by operation of law or otherwise, result in the cancellation or termination of the obligations of the Lessee hereunder. Lessor and Lessee agree that notwithstanding that this Lease Agreement is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building or buildings of which the Demised Premises are a part, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of Demised Premises or Building or buildings of which the Demised Premises are a part subject to this Lease Agreement. In addition, Lessor and Lessee covenant and agree that Lessor's right to transfer or assign Lessor's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Lessor which includes the Demised Premises, Lessor's obligation to Lessee hereunder shall cease and desist. Lessee looking only and solely to Lessor's assignee or transferee for performance thereof, provided, that such assignee or transferee assumes Lessor's obligations hereunder and agrees to be bound by the terms of this Lease.

      22. No Estate

      This Lease Agreement shall create the relationship of landlord and tenant only between Lessor and Lessee and no estate shall pass out of Lessor. Lessee shall have only a leasehold interest, not subject to lien, levy and sale and not assignable in whole or in part by Lessee except as provided herein. Lessor acknowledges that Lessee's interest hereunder is not lienable and agrees that any asserted lien claim thereon shall not constitute an event of default hereunder.

      23. Cumulative Rights

      All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

      24. Holding Over

      If Lessee remains in possession after expiration or termination of the Lease Term with or without Lessor's written consent, Lessee shall become a tenant-at-sufferance, and there shall be no renewal of this Lease Agreement by operation of law. During the period of any such holding over, all provisions of this Lease Agreement shall be and remain in effect except that the monthly rental shall be double the amount of rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease Agreement shall not be construed as Lessor's consent for Lessee to hold over.

      25. Surrender of Premises

      Upon the expiration or other termination of this Lease Agreement Lessee shall quit and surrender to Lessor the Demised Premises, broom clean in the same condition as at the commencement of the original Lease Term, reasonable wear and tear only excepted, and Lessee shall remove all of its personalty from the Demised Premises. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease Agreement.

      26. Notices

      All notices required or permitted to be given hereunder shall be in writing and shall be deemed given, whether actually received or not, on the third business day after such notice is hand-delivered or deposited, postage prepaid, in the United States Mail, certified, return receipt requested, and addressed to


                               Page 6 of 10 Pages

Lessor or Lessee at their respective addresses set forth below or at such other address as either party shall have theretofore given to the other by notice as herein provided.

            If to Lessor           Carriage House Associates Limited Partnership
                                   C/O Winter Properties, Inc.
                                   1900 Emery Street, NW
                                   Suite 300
                                   Atlanta, Georgia 30318

            If to Lessee:          RelevantKnowledge, Inc.
                                   Suite G-1
                                   530 Means Street, NW
                                   Atlanta, Georgia 30318 - 5793
                                   Attention: Jeffrey C. Levy, CEO

            With a copy to:        Peter M. Hartman
                                   Altman, Krilzer & Levick, P.C.
                                   8400 Powers Ferry Road, NW, Suite 224
                                   Atlanta, Georgia 30339

      27. Damage or Theft of Personal Property

      All personal property brought into the Demised Premises by Lessee, or Lessee's employees or business visitors, shall be at the risk of Lessee only, and Lessor shall not be liable for the theft thereof or any damage thereto occasioned by any act of co-lessees, occupants, invitees or other users of the Building or buildings of which the Demised Premises may be a part or any other person. Lessor shall not at any time be liable for damage to any property in or upon the Demised Premises, which results from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or buildings of which the Demised Premises may be a part, or from the pipes or plumbing work of the same, or from any other place whatsoever, unless such damage results from defects or conditions of which Lessee has given Lessor written notice and Lessor has failed to perform Lessor's obligation to correct same in a prompt and timely manner.

      28. Eminent Domain

      (a) If title to any part of the Demised Premises is taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or private purchase in lieu thereof, or if title to so much of the Building (greater than 10%) or buildings of which the Building may be a part is taken that a reasonable amount of reconstruction thereof will not in Lessor's sole discretion result in the Demised Premises, or the Building or such other buildings of which the Demised Premises are a part, being reasonably suitable for use for the purpose for which they are designed, then, in either event, this Lease Agreement shall terminate, at the option of Lessor, on the date that the condemning authority actually takes possession to the part so condemned or purchased. If title to the whole of the Demised Premises or such Building or buildings is taken by eminent domain or private purchase in lieu thereof, then this Lease Agreement shall terminate as of the date possession is so taken by the condemning authority.

      (b) If this Lease Agreement is terminated under the provisions of this
Article 28, rent shall be apportioned and adjusted as of the date of termination. Lessee shall have no claim against Lessor or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term. However, Lessee may claim any unamortized costs of leasehold improvements made by Lessee (excluding those costs paid by the construction allowance hereunder) and any relocation expenses recoverable under applicable law.

      (c) If there is a partial taking of the Demised Premises, the Building or such other buildings and this Lease Agreement is not thereupon terminated under the provisions of this Article 28, then this Lease Agreement shall remain in full force and effect, and Lessor shall, within a reasonable time thereafter, repair and restore the remaining portion of the Demised Premises, should they be affected, to the extent necessary to render the same tenantable, and shall repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that such work shall not exceed the scope of the work required to be done by Lessor in originally constructing such Building or the Demised Premises. Lessor shall not be required to expend more than the net proceeds of the condemnation award which are paid to Lessor in complying with its obligations under this Subparagraph 28(c).

      (d) All compensation awarded or paid upon a total or partial taking of the Demised Premises or the Building or such other buildings shall belong to and be the property of Lessor without any participation by Lessee (except as otherwise provided in subparagraph (b) hereinabove or as hereafter provided). Nothing herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority from loss of business, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Lessee; provided, however, that no such claim shall diminish or adversely affect Lessor's award.

      (e) After any partial taking of the Demised Premises which does not result in a termination of this Lease Agreement, the Base Rent (as escalated) for the remainder of the Lease Term shall be reduced by the same percentage as the floor area of the space taken bears to the total floor area originally in the Demised Premises, and any other charges provided for hereunder shall be equitably adjusted.


                               Page 7 of 10 Pages

      29. Parties

      The term "Lessor", as used in this Lease Agreement, shall include Lessor and its assigns and successors in title to the Demised Premises. The term "Lessee" shall include Lessee and its heirs, legal representatives and successors, and shall also include Lessee's assignees and sublessees, if this Lease Agreement shall be validly assigned or the Demised Premises validly sublet for the balance of the Lease Term or any renewals or extensions thereof.

      30. Liability of Lessee

      Lessee hereby indemnifies Lessor from and agrees to hold Lessor harmless against, any and all liability, loss, cost, damage or expense arising from injury to Lessee or Lessee's servants or employees or any other invitees or business visitor or person while in or upon the Demised Premises unless same results from the negligence or willful misconduct of Lessor. Lessee hereby indemnifies Lessor and agrees to hold Lessor harmless from and against all claims for damages to persons or property arising by reason of the negligence or willful misconduct of Lessee in the use or occupancy of the Demised Premises, including all attorney's fees and other expenses incurred by Lessor as a result thereof. Lessee hereby further indemnifies Lessor and agrees to hold Lessor harmless in connection with damage or injury to Lessor, the Demised Premises, or property or persons of Lessor's other lessees or any other party or parties, person or persons, if due to wrongful act or neglect of Lessee, or any of its employees, servants, agents, representatives or invitees, or otherwise occurring in connection with any default of Lessee hereunder. The provisions of this
Article 30 shall survive any termination of this Lease Agreement.

      31. Relocation of the Premises

      There shall be no relocation of the Demised Premises unless otherwise agreed to by Lessor and Lessee in writing.

      32. Force Majeure

      In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond either party's control (collectively "force majeure") resulting in such party's inability or delay to supply the services or perform the other obligations required hereunder, this Lease Agreement shall not terminate and such performance shall be excused for a reasonable time given the nature of the cause. Nothing contained herein shall be construed to provide for an abatement of Base Rent, additional rent or any other charge or sum due and payable by Lessee hereunder.

      33. Lessor's Liability

      Lessor shall have no personal liability with respect to any of the provisions of this Lease Agreement. If Lessor is in default with respect to its obligations under this Lease Agreement, Lessee shall look solely to the equity of Lessor in and to the Building for satisfaction of Lessee's remedies, if any. It is expressly understood and agreed that Lessor's liability under the terms of this Lease Agreement shall in no event exceed the amount of its interest in and to the Building.

      34. Security Deposit

      As security for the faithful performance by Lessee throughout the Lease Term of all the terms and conditions of the Lease Agreement on the part of Lessee to be performed, Lessee has deposited with Lessor the sum equal to $12,265.88. Such amount shall be returned to Lessee, without interest, on the day set forth for the expiration of the Lease Term, provided Lessee has fully and faithfully observed and performed all of the terms, covenants, agreements, warranties, and conditions hereof. Lessor shall have the right to apply all or any part of said deposit toward cure of any default of Lessee.

      35. Submission of Lease

      The submission of this Lease Agreement for examination does not constitute an offer to lease and this Lease Agreement shall be effective only upon execution hereof by Lessor and Lessee.

      36. Severability

      If any clause or provision of the Lease Agreement is illegal, invalid or unenforceable under present or future laws, the remainder of the Lease Agreement shall not be affected thereby, and in lieu of each clause or provision of this Lease Agreement which is illegal, invalid or unenforceable, there shall be added as a part of this Lease Agreement a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

      37. Guaranty

      The undersigned guarantors hereby jointly and severally irrevocably guarantee the payment of the rent and all other sums to be paid by Lessee under and pursuant to the Lease Agreement, as well as the proper performance by Lessee of all corresponding terms, conditions, covenants and agreements to be performed by Lessee thereunder, and the undersigned jointly and severally promise to pay all of Lessor's expenses, including, but not limited to, reasonable attorneys' fees, incurred in enforcing any obligations of Lessee under the Lease Agreement or incurred in enforcing the Lease Agreement or this guaranty. The undersigned hereby agree that Lessor (without in any way limiting or relieving the liability of the undersigned hereunder) may at any time to time, and in reliance on this guaranty, without notice to or further consent from the undersigned, retain, obtain or release any collateral securing any of Lessee's obligations under the Lease Agreement, retain, obtain or release any party primarily or secondarily liable with respect to any of Lessee's obligations under the Lease Agreement and extend, renew or modify any


                               Page 8 of 10 Pages
of Lessee's obligations under this Lease Agreement, regardless of whether or not said extension, renewal or modification might be deemed to increase the risk of the undersigned hereunder. The undersigned expressly waive the right to require Lessor to take action against Lessee as provided for in O.C.G.A. ss.10-7-24, as amended, and further waive and renounce any and all homestead or exemption rights they or their families may have under or by virtue of the constitution or laws of Georgia, any other State or United States, as against the liability hereby created.

      38. Entire Agreement

      This Lease Agreement contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise between the parties not embodied herein shall be of any force or effect. No failure of either party to exercise any power given such party hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of either party's right to demand exact compliance with the terms hereof.

      39. Obligation to Insure

      On or before the Commencement Date and thereafter during the Lease Term, or any renewals or extensions thereof, on or before the first day of the first month of each Lease Year, Lessee shall deliver to Lessor a certificate of a policy or renewal policy of public liability insurance insuring Lessor and Lessee, and their officers, employees, agents and representatives against loss or damage arising from injury to persons or property occurring within the Demised Premises, which policy, or renewal policy, shall (a) provide that it is noncancellable without thirty (30) days prior written notice to Lessor, (b) have such limits as may be satisfactory to Lessor, (c) name Lessor as an additional Insured; and (d) be accompanied by proof of payment of the premium therefor. Lessor shall maintain casualty and public liability insurance with such coverages and limits as Lessor deems reasonable and appropriate. Lessee's and Lessor's insurance required hereunder is more specifically described in Exhibit "D" attached hereto and made a part hereof.

      40. Tax Escalation

      Lessee shall pay upon demand, as additional rent during the term of this lease and any extension or renewal thereof, the amount by which all taxes (including, but not limited to, ad velorem taxes, special assessments and any other government charges) on the Demised Premises for each tax year exceeds all taxes on the Demised Premises for the year 1997 (hereafter referred to as "Base Year"). Lessor has represented to Lessee that pursuant to Georgia law as of the date of this lease the taxes payable for the building should remain constant until January 1, 2000. In the event the taxes payable for the Building increase prior to January 1, 2000 due to a change in legislation or new legislation Lessee shall pay its prorated share of all taxes from the effective date of such increase. In the event the Demised Premises are less than the entire property assessed for such taxes for any such tax year, then the tax for any such year applicable to the Demised Premises shall be determined by proration on the basis that the rentable floor area of the Demised Premises set forth in Paragraph 1 hereof bears to the rentable floor area of the entire property assessed. If the final year of the Lease Term fails to coincide with the tax year, then any excess for the tax year during which the term ends shall be reduced by the prorata part of such tax year beyond the Lease Term. If such taxes for the year in which the Lease Agreement terminates are not ascertainable before payment of the last month's rental, then the amount of such taxes assessed against the property for the previous tax year shall be used as the basis for determining the prorata share, if any, to be paid by Lessee for that portion of the last lease year. Lessee's prorata portion of increased taxes, as provided herein, shall be payable within fifteen (15) days after receipt of notice from Lessor as to the amount due.

      41. Renewal Option

      Provided Lessee is not in default in the performance of its covenants under the Lease, Lessee is hereby granted one (1) option, "Renewal Option" to renew the term of the Lease for an additional period of three (3) consecutive years, "Renewal Option Term". Said Renewal Option Term shall commence upon the expiration of the initial term of the Lease, and shall expire thirty-six (36) months thereafter. Lessee shall exercise the Renewal Option by delivering written notice of such election to Lessor at least one hundred eighty (180) days prior to expiration of the initial Lease Term. The renewal of the Lease shall be upon the same terms and conditions of the Lease, except for the following:

      i) The base rent for the Renewal Option Term shall be calculated based on the prevailing Market Base Rental Rate (see definition below) no more than six months prior to the Renewal Option Term.

                  "Market Base Rental Rate" shall be determined as the prevailing gross rental rate then being charged in office buildings in the Atlanta, Georgia metropolitan area for space comparable to the Lessee's existing Premises (taking into consideration use, location and/or floor level within the applicable building, the definition of rentable area, leasehold improvements provided, remodeling credits or allowances granted, quality, age and location of applicable building, rental concessions, size of tenant, relative operating expenses, relative services being provided, etc. It is hereby agreed that bona fide written offers to lease comparable space located elsewhere in the Building to or from third parties (at arms length) may be used by Lessor as an indication of "Market Base Rental Rate".

ii) Lessee shall have no option to renew this Lease beyond the expiration of the Renewal Option Term.


                               Page 9 of 10 Pages

42. Prohibited Use

      Lessee agrees that the Demised Premises may not be used for any business devoted exclusively to creating or owning consumer media internet web sites for local, city or national specialty sites the revenues from which are derived wholly from advertising and/or subscription income.

      43. Headings

      The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease Agreement.

      IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                                                 "LESSOR"
                                                 CARRIAGE HOUSE ASSOCIATES
                                                 LIMITED PARTNERSHIP

                                                 By: /s/ [ILLEGIBLE]
                                                    ---------------------------
                                                 Its: Manager
                                                     ---------------------------


                                                 "LESSEE"
                                                 RELEVANTKNOWLEDGE, INC.

                                                 By: /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                 Its: CEO


                                                 Attest: /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                 Its: President
                                                     ---------------------------


                                                 "GUARANTORS"
                                                 N/A

                                                 Witness by: /s/ Richard B. Bell

(Rev. 04/25/97)


                              Page 10 of 10 Pages

                                   EXHIBIT A

                            Tract Legal Description

All that tract or parcel of land lying and being in Land Lot 81 of the 14th District of Fulton County, Georgia, and also the City of Atlanta, Georgia, being more particularly described as follows:

Beginning at the point of intersection of the southerly right-of-way line of Bankhead Avenue (46' R/W) with the southwesterly right-of-way line of Means Street (30' R/W), said point also being the TRUE POINT OF BEGINNING; thence, continuing along said right-of-way of Means Street, S. 630(degrees) 15' 41" E. a distance of 66.59 feet to a point;

thence, S. 63(degrees) 54' 56" E. a. distance of 141.18 feet to a point;

thence, S. 62(degrees) 54' 00" E. a distance of 45.57 feet to a point;

thence, S. 60(degrees) 35' 46" E. a distance of 167.51 feet to a point;

thence, S. 60(degrees) 43' 54" E. a distance of 79.60 feet to a point;

thence, S. 68(degrees) 27' 04" E. a distance of 57.74 feet to a point;

thence, S. 69(degrees) 34' 35" E. a distance of 23.35 feet to a point;

thence, S. 69(degrees) 34' 35" E. a distance of 79.41 feet to a point;

thence, S. 27(degrees) 25' 27" W. a distance of 190.82 feet to a point on the northeasterly right-of-way of Southern Railroad; thence continuing along said right-of-way of Southern Railroad, northwesterly an arc distance of 78.84 feet to a point, said arc being subtended by a chord of N. 74(degrees) 32' 28" W. a chord distance of 78.83 feet; thence an arc distance of 80.99 feet to a point, said arc being subtended by a chord of N. 71(degrees) 17' 19" W. a chord distance of 80.97 feet; thence, northwesterly an arc distance of 348.89 feet to a point, said arc being subtended by a chord of N. 61(degrees) 29' 35" W. a chord distance of 348.00 feet; thence, northwesterly an arc distance of

100.40 feet to a point, said arc being subtended by a chord of N. 51(degrees) 32' 19" W. a chord distance of 100.37 feet; thence, northwesterly an arc distance of 238.21 feet to a point, said arc being subtended by a chord of N. 43(degrees) 38' 06" W. a chord distance of 237.82 feet; thence, N. 79(degrees) 48' 53" E. a distance of 5.00 feet to a point; thence, N. 38(degrees) 18' 46" W. a distance of 40.00 feet to a point on the southerly right-of-way line of Bankhead Avenue (46' R/W); thence, continuing along said right-of-way, S. 84(degrees) 51' 44" E. a distance of 217,60 feet to a point, said point also being the TRUE POINT OF BEGINNING.

Said tract or parcel of land is known as 512 and 530 Means Street as shown on an As-Built Survey, prepared by DLM Civil Engineering and Land Surveying, Inc., dated October 15, 1993, as revised April 23, 1996 (Project No. 93-083).

                                  EXHIBIT "B"

                             RULES AND REGULATIONS

      1. No advertisement, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of the Demised Premises or Building, except for such order, size and style, and at such places as shall be designed by Lessor.

      2. The sidewalks and entry passages shall not be obstructed by Lessee, or used by it for any purpose other than for ingress and egress. The floors, and skylights and windows that reflect or admit light into any place in said Demised Premised or Building. shall not be covered or obstructed by Lessee. The water closets and other water apparatus, shall not be used for any other purpose than for those which they were constructed and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Any damage resulting to them, or to associated systems, from misuse, shall be repaired by any Lessee who, or whose employees, agents, invitees, contractors or servants shall cause it.

      3. Lessee shall not act in any way or permit any acts to be made in said Demised Premises, or bring or keep anything therein, which shall in anyway obstruct or interfere with the rights of other tenants or in any way injure them. Lessee, its employees, agents, invitees, contractors and servants, shall maintain order in the Demised Premises and the Building and shall not make or permit any improper noise in the Demised Premises or the Building or interfere in any way with other tenants or those having business with them. Improper noise is defined as noise which interferes with the other tenants in the building. Nothing shall be thrown by Lessee, its employees, agents, invitees, contractors or servants, out of the windows, doors or skylights of the Demised Premises or the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Demised Premised or the Building shall be used in any way appropriated for gambling, immoral or other unlawful practices.

      4. It is understood and agreed that the Lessor shall not be responsible to any Lessee for any loss of property from the Demised Premises, however occurring, unless caused by the willful misconduct or gross negligence of Lessor.

      5. No animals shall be allowed in the office, halls, corridors, or elsewhere in the Demised Premises or Building.

      6. Lessee, its employees, agents, invitees, contractors or servants shall observe strict care not to leave doors open when it rains or snows, and for any fault or carelessness in this respect shall make good any injury sustained by other lessees, and to Lessor for damage to paint, plastering or other parts of the Demised Premises or the Building resulting from such default or carelessness. No alterations shall be made to any part of the Demised Premises or the Building by putting up or changing partitions, doors or windows, nor shall there be any connection made to the electrical wires or electrical fixtures, or plumbing lines, nor shall there be any penetrations through the walls, floor or roof without the consent in writing on each occasion of Lessor or its Agent. All glass, locks and trimming in or upon the doors and windows of the Demised Premises or the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Lessor, or its Agent, and shall be kept left whole and in good repair. Lessee shall not injure, overload or deface the Demised Premises or the Building, the woodwork or the walls of the Demised Premises, nor carry on upon the Demised Premises or the Building any noisome (noisome is defined as noise which interferes with the other tenants in the building), noxious or offensive business.

      7. No more than two keys for each office will be furnished without charge; the charge for additional keys shall be Five Dollars ($5.00) each. No additional locks or latches shall be put upon any door without written consent of Lessor. Lessee, at termination of its Lease of the Demised Premises shall return all keys to doors in Demised Premises and the Building to Lessor. Lessee shall have the right to key interior doors or install its own security system at its own expense.

      8. Lessor in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles as reasonable and necessary.

      9. Lessee shall not without Lessor's prior written consent install or operate any steam engine, broiler, machinery within the Demised Premises, or carry on any mechanical business therein, or use or allow to be used within the Demised Premises oil, burning fluids, camphene, gasoline or kerosene for heating, warning or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said Demised Premises. No offensives gases or liquids are permitted.

      10. If Lessee desires blinds or window covering, they must be of such shape, color and material as may be prescribed by Lessor, and shall be erected with the Lessor's prior consent and at the expense of Lessee. No awnings shall be placed on Demised Premises or Building.

      11. Except for the storage of trash or rubbish in dumpsters provided by Lessor, Lessee shall not permit storage of any kind outside of the Demised Premises and shall keep the Demised Premises clean.

      12. Lessee, its employees, agents, invitees and contractors shall observe and obey all parking and traffic regulations as imposed by Lessor on the Property. Lessor, in all cases, retains the power to designate "No Parking" zones, traffic rights of way and general parking procedures.

      13. Lessee shall instruct all delivery companies that any vehicles making deliveries to the Demised Premises shall use the truck access roads provided for such use and park only in designated loading areas.

      14. The toilet rooms, urinals and wash bowls shall not be used for any purpose other than that for which they were constructed and no foreign substances of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees shall have caused it.

      15. Lessee shall not do or permit to be done in or about the Demised Premises or the Building anything which shall obstruct or interfere with the rights of any lessee of Lessor or annoy them in any way including, but not limited to loud or unseeming noises from musical instruments.

      16. Lessor reserves the right to make other such reasonable and necessary rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Demised Premises and the Building, and for the preservation of good order therein and these rules and regulations shall not unduly restrict Lessee's operation.

      17. Any material violation of any material rules, or any amendments thereof or additions thereto, shall be sufficient cause for termination of this Lease at the option of Lessor.

                                   EXHIBIT C

                       LEASE COMMENCEMENT DATE AGREEMENT

      THIS IS LEASE COMMENCEMENT DATE AGREEMENT ("Agreement") is made as of this 19th day of May, 1997 between Carriage House Associates Limited Partnership (hereinafter referred to as "Lessor"), and Relevant Knowledge (hereinafter referred to as "Lessee").

      WHEREAS, Lessor and Lessee entered into a certain lease agreement dated May 16, 1997, (hereinafter referred to as the "Lease"), for space therein more particularly described as Suite 107, 530 Means Street, NW, Atlanta, Georgia in Fulton, Georgia (hereinafter referred to as the "Premises").

      NOW, THEREFORE, Lessor and Lessee mutually acknowledge and agree as follows:

      1. Initially capitalized terms herein shall have the same meaning ascribed thereto in the Lease.

      2.    The Premises contain 2889 rentable square feet.

      3. The Commencement Date of the Lease Term for Suite 107 pursuant to the above referenced Lease is June 18, 1997, and the Termination Date of the Lease Term is June 30, 2000.

      4. Lessee is in full possession of, and has accepted, the Premises known as Suite 107 and the Lease is in full force and effect with regard to Suite 107. Lessee agrees and acknowledges to Lessor that as of the date hereof Lessor has fulfilled the terms and conditions of the Lease with regard to Suite 107.

      5. Base Rent is due pursuant to the Lease beginning June 18, 1997 with respect to Suite 107.

      IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement.

CARRIAGE HOUSE ASSOCIATES           RELEVANT KNOWLEDGE
LIMITED PARTNERSHIP


BY: /s/ [ILLEGIBLE]                 By: /s/ [ILLEGIBLE]
    ----------------------              -------------------
TITLE: Manager                      TITLE: CEO
       -------------------                 ----------------

                                  EXHIBIT C-1

                       LEASE COMMENCEMENT DATE AGREEMENT

      THIS IS LEASE COMMENCEMENT DATE AGREEMENT ("Agreement") is made as of this 29th day of May, 1997 between Carriage House Associates Limited Partnership (hereinafter referred to as "Lessor"), and Relevant Knowledge (hereinafter referred to as "Lessee").

      WHEREAS, Lessor and Lessee entered into a certain lease agreement dated 16th May, 1997, (hereinafter referred to as the "Lease"), for space therein more particularly described as Suite G-1, 530 Means Street, NW, Atlanta, Georgia in Fulton, Georgia (hereinafter referred to as the "Premises").

      NOW, THEREFORE, Lessor and Lessee mutually acknowledge and agree as follows:

      1. Initially capitalized terms herein shall have the same meaning ascribed thereto in the Lease.

      2.    The Premises contain 7586 rentable square feet.

      3. The Commencement Date of the Lease Term for Suite G-1 pursuant to the above referenced Lease is 6/29, 1997, and the Termination Date of the Lease Term is 6/30, 2000.

      4. Lessee is in full possession of, and has accepted, the Premises known as Suite G-1 and the Lease is in full force and effect with regard to Suite G-1. Lessee agrees and acknowledges to Lessor that as of the date hereof Lessor has fulfilled the terms and conditions of the Lease with regard to Suite G-1.

      5. Base Rent is due pursuant to the Lease beginning 6/29, 1997 with respect to Suite G-1.

      IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement.

CARRIAGE HOUSE ASSOCIATES           RELEVANT KNOWLEDGE
LIMITED PARTNERSHIP


BY: /s/ [ILLEGIBLE]                 By: /s/ [ILLEGIBLE]
    ----------------------              -------------------
TITLE: Manager                      TITLE: CEO
       -------------------                 ----------------

                                   EXHIBIT D

                                   INSURANCE

(a) Insurance by Lessor. Lessor shall at all times during the Lease Term carry, at its own expense, a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage; provided, however, that Lessor shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Lessee, or which Lessee may have in the Building or the Premises or any trade fixtures installed by or paid for by Lessee on the Promises or any additional improvements which Lessee may construct on the Premises, and Lessor shall not be liable for any loss or damage to such property, unless caused by the gross negligence or malicious intent of Lessor and its employees or agents. If improvements made by Lessee result in an increase of the premiums charged during the Lease Term on the casualty insurance carried by Lessor on the Building, then the cost of such increase in insurance premiums shall be borne by Lessee, who shall reimburse Lessor for the same as additional rent after being separately billed therefore.

(b) Insurance by Lessee. Lessee shall, at all times during the Lease Term, at Lessee's cost, obtain and keep in effect the following insurance insuring Lessee, Lessor and all mortgagees and any other person or entity designated by Lessor as having an interest in the Property (as their interests may appear):

      (i) Insurance upon all property situated in the Premises owned by Lessee or for which Lessee is legally liable and on fixtures and improvements installed in the Premises by or on behalf of Lessee. Such policies shall be for an amount of not less than 100% of the full replacement cost with coverage against at least fire with standard extended coverage, vandalism, malicious mischief, sprinkler leakage, and water damage. If there is a dispute as to the replacement cost amount, the decision of Lessor shall be conclusive;

      (ii) Business interruption insurance is an amount sufficient to reimburse Lessee for direct or indirect loss of earnings attributable to prevention of access of the Building or Premises as a result of such perils;

      (iii) Commercial General Liability insurance including fire, legal, liability, and contractual liability insurance coverage with respect to the Building and the Premises. The coverage is to include activities and operations conducted by Lessee and any other person in the Premises and other person performing work on behalf of Lessee and those for whom Lessee is by law responsible in any other part of the Building. Such insurance shall be written on a comprehensive basis with inclusive limits of not less than $2,000,000 for each occurrence for bodily injury and property damage or such higher limits as Lessor acting reasonably, may require from time to time. The limit of said insurance shall not, however, limit the liability of Lessee hereunder. Lessor shall be named on all liability policies maintained by Lessee;

      (iv) Worker's Compensation insurance for all Lessee's employees working in the Premises in an amount sufficient to comply with applicable laws or regulations;

      (v) Any other form of insurance as Lessee, Lessor or its mortgagees may reasonably require from time to time. Such insurance shall be in form, amounts and for the risks which a prudent Lessee would insure;

All policies of insurance maintained by Lessee shall be in a form acceptable to Lessor; issued by an insurer acceptable to Lessor and licensed to do business in the state in which the Building is located; and require at least thirty (30) days written notice to Lessor of termination or material alteration and waive, any right of subrogation against Lessor. All policies shall provide that the interests of Lessor, its mortgagee, or those named insureds designated by Lessor shall not be invalidated because of any breach or violation of any warranties, representations, declarations or conditions contained in the policies. All policies must contain a severability of interest clause, a cross-liability clause and shall be primary and shall not provide for contribution of any other insurance available to Lessor, its mortgagees, or those named insured designated by Lessor. If requested by Lessor, Lessee shall, upon the Commencement Date and thereafter within fifteen (15) days prior to the expiration date of each such policy, promptly deliver to Lessor certified copies or other written evidence of such policies and written evidence satisfactory to Lessor that all premiums have been paid and all policies are in effect. If any coverage required by Lessor lapses, is canceled, or is not obtained in accordance with this agreement, or should insurance secured not be approved by Lessor, and such failure or approval not be corrected within 48 hours after written notice from Lessor, Lessor, may, without obligation, purchase such required insurance coverage at Lessee's expense. Lessee shall promptly reimburse Lessor for any monies so expended as additional rent.

(c) Lessee's Contractor's Insurance. Lessee shall require any contractor of Lessee permitted to perform work in, on or about the Premises to obtain and maintain the following insurance coverage at no expense to Lessor.


      (i) Commercial General Liability Insurance, including a Broad Form General Liability Endorsement in the amount of $1,000,000, naming Lessor and Lessee as insureds.

      (ii) Worker's Compensation Insurance for all contractor's employees working in the Premises in an amount sufficient to comply with applicable laws or regulations.

      (iii) Employee's Liability Insurance in an amount not less than $100,000.

      (iv) Any other insurance as Lessee, Lessor or its mortgagees may require from time to time.

(d) Waiver of Subrogation. Lessor and Lessee each agree that neither Lessor nor Lessee (and their successors and assignees) will have any claim against the other for any loss, damage, or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss.

(e) Increase in Premiums. Lessee will not do anything or fail to do anything which will cause the cost of Lessor's insurance to increase or which will prevent Lessor from procuring policies (including, but not limited to, public liability) from companies and in a form satisfactory to Lessor. If any breach of this Paragraph (e) any Lessee shall cause the rate of fire or other insurance to be increased. Lessee shall pay the amount of such increase as additional rent promptly upon being billed therefor.

(f) Lessee's Additional Insurance. Lessor makes no representation that the limits of liability specified to be carried by Lessee under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this Exhibit D, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at its own expense, such additional insurance as Lessee deems adequate.